Exhibit 99.1

Media Contacts:

Telkonet Investor Relations

414.721.7988
ir@telkonet.com

FOR IMMEDIATE RELEASE

Telkonet Announces Fiscal Year 2015 Financial Results

Year-to-Date Revenue Grows 2% and Gross Profit Rises 15%

Teleconference and Webcast to be Held Today at 4:30 PM ET

March 30, 2016 -- Milwaukee, WI -- Telkonet, Inc. (OTCQB: TKOI), creator of the EcoSmart platform of intelligent in-room automation solutions designed to optimize comfort, energy efficiency and operational analytics in support of the emerging Internet of Things (IoT) today announced financial results for fiscal year ended December 31, 2015. Telkonet management will hold a teleconference and webcast to discuss these results with the financial community today, at 4:30 PM ET/3:30 PM CT.

Jason Tienor, Telkonet's CEO commented, “Our gross profit increased 15% on moderate revenue growth for the year to date period after recovering from a slow first quarter. A deliberate focus to increase product sales of our EcoSmart energy management platform, which has higher gross margins than our HSIA products, has contributed to continued improvement in these profit metrics.”

Mr. Tienor continued, “While we’re pleased with our steadily improving profit metrics, our goal is to grow top line revenue faster and there have been a number of key indicators in the quarter and during the year that demonstrate our commitment and progress towards sales acceleration, which will result in further multiplying our earnings results. First, we’ve increased investments in R&D to launch new products including the EcoTouch next generation wireless thermostat. Furthermore, we’ve augmented our sales organization, adding a director of sales and marketing, two channel account managers and an account executive for direct sales. Additionally, during the third quarter we partnered with Deutsche Asset & Wealth Management to design, implement and fund energy savings upgrades for commercial properties, focusing on buildings 100,000 square feet or larger with annual utility bills of $500,000 or more and offering a 100% savings guarantee, because of the ROI EcoSmart can deliver. Just last quarter, we partnered with Samsung to release and deploy the fully integrated Smart Hospitality Room, and with several large ESCO partners, to market and promote our EcoSmart platform throughout their hospitality sales channel. Through these new product launches, new sales hires and new partnerships, we are well positioned for sustainable, rapid, profitable growth moving forward.”

Highlights

- Revenue from our EcoSmart Platform increased $1.3 million or 21% year over year.

- Gross Profit increased by $1.1 million or 15% over fiscal 2014.

- Fiscal 2015 Gross Margins expanded to 55%, compared to 49% for fiscal 2014.

- Revenue from resellers up 24% or $1.2 million for fiscal 2015.

- Working capital deficit improved by $0.4 million year over year.

Teleconference and Webcast

Date: Today, March 30, 2016

Time: 4:30 p.m. Eastern Time (3:30 pm CT, 1:30 pm PT)

Investor Dial-In (Toll Free): 877-407-0782

Investor Dial-In (International): 201-689-8567

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Live Web Cast: http://www.investorcalendar.com/IC/CEPage.asp?ID=174785

A replay of the teleconference will be available until April 13, 2016, which can be accessed by dialing (877) 660-6853 if calling within the United States or (201) 612-7415, if calling internationally. Please enter conference ID # 13632469 to access the replay.

NON-GAAP Financial Measures

Telkonet will post to the Company's investor relations web site (www.telkonet.com) any reconciliation of differences between non-GAAP financial information that may be required in connection with issuing the Company's financial results.

The Company, as is common in its industry, uses adjusted EBITDA, a non-GAAP measurement gauge to demonstrate earnings exclusive of interest and non-cash events. The Company manages its business based on its cash flows. The Company, in its daily management of its business affairs and analysis of its monthly, quarterly and annual performance, makes its decisions based on cash flows, not on the amortization of assets obtained through historical activities. The Company, in managing its current and future affairs, cannot affect the amortization of the intangible assets to any material degree, and therefore uses adjusted EBITDA as its primary management guide. Adjusted EBITDA is not, and should not be considered, an alternative to net income (loss), income (loss) from operations, or any other measure for determining operating performance of liquidity, as determined under accounting principles generally accepted in the United States (GAAP). In assessing the overall health of its business for the years ended December 31, 2015 and 2014, the Company excluded items in the following general category described below:

•	Stock-based compensation: The Company believes that because of the variety of equity awards used by companies, varying methodologies for determining stock-based compensation and the assumptions and estimates involved in those determinations, the exclusion of non-cash stock-based compensation enhances the ability of management and investors to understand the impact of non-cash stock-based compensation on our operating results. Further, the Company believes that excluding stock-based compensation expense allows for a more transparent comparison of its financial results to the previous year.

Adjusted EBITDA and other non-GAAP financial measures should not be considered in isolation from, or as a substitute for, a measure of financial performance prepared in accordance with GAAP. Further, investors are cautioned that there are inherent limitations associated with the use of the non-GAAP financial measure as an analytical tool. In particular, the non-GAAP financial measure is not based on a comprehensive set of accounting rules or principles and many of the adjustments to the GAAP financial measure reflect the exclusion of items that are recurring and will be reflected in the Company's financial results for the foreseeable future. The Company compensates for these limitations by providing specific information in the reconciliation included in this press release regarding the GAAP amounts excluded from the non-GAAP financial measure.

ABOUT TELKONET

Telkonet is a leading provider of intelligent automation solutions throughout commercial markets worldwide. The Internet of Things (IoT), offer considerable energy cost reductions, staff productivity enhancements and carbon footprint reductions through intelligent networked communications, improved asset utilization and data analytics. IoT platforms like Telkonet’s EcoSmart enable users to achieve savings, value and service through networked connectivity providing monitoring, control, analytics, convenience and the ability to participate with the emerging Smart Grid through automated demand response initiatives. Telkonet serves vertical markets that have established the company as a leading networking, efficiency and energy management technology provider. Those markets consist of Hospitality, Education, Military, Government, Healthcare and Public Housing. Telkonet’s business divisions include EcoSmart, a networked automation platform featuring Recovery time technology offering cost savings, energy reductions, optimized asset utilization and improved comfort, and EthoStream®, one of the largest hospitality High-Speed Internet Access networks in the world providing public Internet access to more than 8 million monthly users.

For more information, visit www.telkonet.com.

For news updates as they happen, follow @Telkonet on Twitter.

To receive updates on all of Telkonet’s developments, sign up for our email alerts HERE.

www.telkonet.com

FORWARD LOOKING STATEMENTS

Statements included in this release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve a number of risks and uncertainties such as competitive factors, technological development, market demand and the Company’s ability to obtain new contracts and accurately estimate net revenue due to variability in size, scope and duration of projects, and internal issues in the sponsoring client. Further information on potential factors that could affect the Company’s financial results, can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 and in its Reports on Forms 8-K filed with the Securities and Exchange Commission (SEC).

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RECONCILIATION OF NET (LOSS) INCOME TO ADJUSTED EBITDA

FOR THE YEARS ENDED DECEMBER 31,

(Unaudited)

	2015	2014
Net (loss) income	$(189,104)	$42,830
Interest expense, net	69,441	40,273
Provision for income taxes	197,072	201,853
Depreciation and amortization	273,507	275,236
EBITDA	350,916	560,192
Adjustments:
Stock-based compensation	14,383	15,046
Adjusted EBITDA	$365,299	$575,238

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TELKONET, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 2015 AND 2014

	2015	2014
Revenues, net:
Product	$10,908,704	$10,973,544
Recurring	4,175,222	3,822,987
Total Net Revenues	15,083,926	14,796,531

Cost of Sales:
Product	5,734,954	6,504,630
Recurring	1,010,662	1,053,215
Total Cost of Sales	6,745,616	7,557,845

Gross Profit	8,338,310	7,238,686

Operating Expenses:
Research and development	1,605,667	1,312,488
Selling, general and administrative	6,381,727	5,366,006
Depreciation and amortization	273,507	275,236
Total Operating Expenses	8,260,901	6,953,730

Income from Operations	77,409	284,956

Other (Expenses) Income:
Interest (expense), net	(69,441)	(40,273)
Total Other (Expenses)	(69,441)	(40,273)

(Loss) Income Before Provision for Income Taxes	7,968	244,683

Provision for Income Taxes	197,072	201,853

Net (Loss) Income	(189,104)	42,830

Accretion of preferred dividends and discount	(18,253)	(138,233)

Net loss attributable to common stockholders	$(207,357)	$(95,403)

Net loss per common share:
Net loss attributable to common stockholders per common share – basic	$(0.00)	$(0.00)
Net loss attributable to common stockholders per common share – diluted	$(0.00)	$(0.00)
Weighted Average Common Shares Outstanding – basic	127,054,848	125,035,612
Weighted Average Common Shares Outstanding – diluted	127,054,848	125,035,612

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